Exhibit 99.1
CASELLA WASTE SYSTEMS, INC. ANNOUNCES PRICING OF $40 MILLION OF NEW YORK STATE ENVIRONMENTAL FACILITIES CORPORATION SOLID WASTE DISPOSAL REVENUE BONDS (Casella Waste Systems, Inc. Project) Series 2020R-1
August 20, 2020
RUTLAND, Vermont, August 20, 2020 -- Casella Waste Systems, Inc. (“Casella”) (NASDAQ:CWST), a regional solid waste, recycling and resource management services company, today announced that it has priced the previously announced offering of $40.0 million aggregate principal amount of New York State Environmental Facilities Corporation (the “Issuer”) Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2020R-1 (the “Bonds”) to be issued under an indenture between the Issuer and the bond trustee (the “Indenture”). The Bonds will be guaranteed under a Guaranty (the “Guaranty”) by substantially all of Casella’s subsidiaries (the “Guarantors”), as required by the terms of a Loan Agreement between the Issuer and Casella (the “Loan Agreement”) pursuant to which the Issuer will loan the proceeds of the Bonds to Casella. Casella intends to use the net proceeds of the Bonds to finance and/or reimburse certain costs of certain capital projects in the State of New York.
During the 5-year term fixed interest rate period, the interest rate on the Bonds will be 2.75%. The Bonds will mature on September 1, 2050. The issuance of the Bonds is expected to close on September 2, 2020.
There can be no assurance that all approvals with respect to the Bonds will be received, that all other conditions to the issuance of the Bonds will be satisfied or that the issuance of the Bonds will be completed.
One or more additional tranches of New York State Environmental Facilities Corporation Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2020, in the aggregate principal amount of up to $35.0 million (the “Additional Bonds”), may be issued under the Indenture in the future, subject to the terms and conditions of the Indenture, market conditions and other factors.
The Bonds will not be a general obligation of the Issuer and will not constitute indebtedness of or a charge against the general credit of the Issuer. The Bonds will not be a debt of the State of New York and will be payable solely from amounts received from Casella under the terms of the Loan Agreement and from the Guarantors under the Guaranty.
The Bonds are being offered only to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Bonds have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Bonds, nor shall there be any sale of the Bonds in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
Safe Harbor Statement
Certain matters discussed in this press release, including, among others, the statements regarding the issuance of the Bonds, the offering of Additional Bonds (if any) and Casella’s expectations regarding the use of proceeds of the Bonds, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which Casella operates and management’s beliefs and assumptions. Casella cannot guarantee that it actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in Casella’s forward-looking statements. Such risks and uncertainties include or relate to, among other things: market conditions and Casella’s ability to consummate the closing of the offering of the Bonds on the anticipated terms, or at all, as well as additional risks and uncertainties detailed in Item 1A, “Risk Factors” in Casella’s Form 10-K for the fiscal year ended December 31, 2019 and in Casella’s Form 10-Q for the quarterly period ended June 30, 2020. There can be no assurance that Casella will be able to complete the closing of the offering of the Bonds on the anticipated terms, or at all. Casella undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239
Media:
Joseph Fusco
Vice President
(802) 772-2247
http://www.casella.com
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